Exhibit 10.40
Execution Copy
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “First Amendment”) dated as of December 1, 2008 by and among FIRSTMERIT CORPORATION, an Ohio corporation (the “Borrower”), and SUNTRUST BANK, a Georgia banking corporation (the “Lender”). All terms used in this First Amendment and not otherwise defined shall have the mean ascribed them in the Credit Agreement as defined below.
WITNESSETH:
          WHEREAS, the Borrower and the Lender have entered into that certain Credit Agreement dated as of July 20, 2007 (the “Credit Agreement”), pursuant to which the Lender established a $15,000,000 revolving credit facility;
          WHEREAS, the Borrower has requested that the Lender extend the term of the Commitment and amend and modify certain terms of the Credit Agreement; and
          WHEREAS, the Lender has agreed to such amendments as set forth herein and subject to the terms and conditions set forth herein; and
          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Lender agree as follows:
1. Amendments.
          (1) Amendment to Section 1.01 (Definitions). Section 1.01 of the Credit Agreement is hereby modified and amended by deleting in their entirety the definitions of “Applicable Facility Fee Rate”, “Applicable Utilization Fee Rate”, , Consolidated Non-Performing Assets”, “Consolidated Non-Performing Assets Ratio” and Consolidated Reserve for Credit Losses”.
          (2) Amendment to Section 1.01 (Definitions). Section 1.01 of the Credit Agreement is hereby further amended by replacing the definitions of “Applicable Margin” and “Commitment Termination Date” with the following:
     “Applicable Margin” shall mean an amount equal to two percent (2.0%).
     “Commitment Termination Date” means November 30, 2009, or such earlier date if terminated pursuant to Section 6.01.
          (3) Amendment to Section 1.01 (Definitions). Section 1.01 of the Credit Agreement is hereby further amended by adding the definitions of “First Amendment Effective Date”, “FR Y-9C Report”, “Nonperforming Assets”, “Nonperforming Loans” and “Other Real Estate Owned” as follows in proper alphabetical order:
     “First Amendment Effective Date” shall mean December 1, 2008.
     “FR Y-9C Report” shall mean the “Consolidated Financial Statements for Bank Holding Companies-FR Y-9C” submitted by the Borrower as required by Section 5(c) of the

Bank Holding Company Act (12 U.S.C. 1844) and Section 225.5(b) of Regulation Y [12 CFR 225.5(b)], or any successor or similar replacement report.
     “Nonperforming Assets” shall mean the sum of (a) Nonperforming Loans, (b) nonaccrual investment securities and (c) Other Real Estate Owned (determined in accordance with, and as set forth on, Borrower’s FR Y-9C Report).
     “Nonperforming Loans” shall mean the sum of (a) nonaccrual loans and lease financing receivables, (b) loans and lease financing receivables that are contractually past due 90 days or more as to interest or principal and are still accruing interest and (c) loans for which the terms have been modified due to a deterioration in the financial position of the borrower (determined in accordance with, and as set forth on, Borrower’s FR Y-9C Report).
     “Other Real Estate Owned” shall mean the sum of (a) real estate acquired in satisfaction of debts previously contracted and (b) other real estate owned, as set forth on Schedule HC-M of Borrower’s FR Y-9C Report.
          (4) Amendment to Section 2.07(a) (Interest; Fees). The Credit Agreement is hereby amended by replacing subsection (a) of Section 2.07 in its entirety with the following:
     (a) The Borrower agrees to pay interest on each Base Rate Advance at a rate per annum equal to the Base Rate.
          (5) Amendment to Section 2.07(f) (Interest; Fees). The Credit Agreement is hereby amended by replacing subsection (f) of Section 2.07 in its entirety with the following:
     (f) The Borrower agrees to pay to the Lender a facility fee at a rate per annum equal to the fifty basis points (0.50%), computed on the daily average amount of the Commitment, whether or not utilized, such fee to be payable on each Quarterly Date and on the date of the termination or expiry of the Commitment.
          (6) Amendment to Section 2.07(g) (Interest; Fees)). The Credit Agreement is hereby amended by replacing subsection (g) of Section 2.07 in its entirety with “Reserved”.
          (7) Amendment to Section 5.01 (k) (Covenants). The Credit Agreement is hereby amended by replacing subsection (g) of Section 2.07 in its entirety with the following:
     (k) The Borrower will not:
     (i) permit Consolidated Tangible Net Worth on any date to be less than the sum of (a) $650,000,000 plus (b) 25% of the consolidated net income for each fiscal quarter of the Borrower from and including the last fiscal quarter in 2006 to and including the fiscal quarter ending on (or most recently ended prior to) such date; provided that, if there is a consolidated net loss for any such fiscal quarter, consolidated net income for such fiscal quarter shall be deemed to be zero;
     (ii) permit the Double Leverage Ratio at any time to exceed 1.10 to 1.00;
     (iii) permit at any time Nonperforming Assets to be greater than 2.25% of the sum of

Total Loans (excluding loans held for sale) and Other Real Estate Owned; or
     (iv) permit at the end of each Fiscal Quarter an on a consolidated basis a Return on Average Assets for such fiscal quarter and the previous three fiscal quarters to be less than an average of 0.90%, determined by taking the sum of the Return on Average Assets (adjusted for special restructuring or exceptional charges but excluding any special charges with respect to additional loan loss reserves or other loan quality deterioration) for each such fiscal quarter (as such figure is disclosed in the Borrower’s consolidated financial statements that are submitted to the Securities and Exchange Commission on Forms 10-K or 10-Q), divided by four (4).
2. Conditions of Effectiveness. This First Amendment shall become effective as of the First Amendment Effective Date provided that Lender shall have received a counterpart of this First Amendment duly executed by Borrower.
3. No Other Amendments. Except for the amendments set forth in Section 1 above, no other amendments have been made to the Credit Agreement and all other terms and provisions of the Credit Agreement shall remain in full force and effect. Upon and after the Effective Date, all references to the Credit Agreement shall mean the Credit Agreement as amended by this First Amendment. Except as expressly provided in this First Amendment, the execution and delivery of this First Amendment does not and will not amend, modify or supplement any provision of or constitute a consent to or a waiver of noncompliance with the provisions of the Credit Agreement or the Note, or any amendments thereto. This First Amendment shall not constitute, nor is it to be construed as creating, a novation or accord and satisfaction, and except as specifically provided in this First Amendment, the Credit Agreement and the Note shall remain in full force and effect.
4. Representations and Warranties. Borrower represents and warrants to Lender that:
     (a) The execution, delivery, and performance by the Borrower of this First Amendment are within its corporate powers and have been duly authorized by all necessary corporate action.
     (b) This First Amendment has been duly executed by the Borrower and constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally and by general principles of equity.
     (c) The representations and warranties contained in the Credit Agreement shall be true and correct on and as of the Effective Date, except to the extent that such representations and warranties relate solely to an earlier date.
     (d) On the Effective Date, both before and after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.
5. Reaffirmation of Credit Agreement. Borrower hereby ratifies and reaffirms its obligations and liabilities under the Credit Agreement, as amended by this First Amendment, and the Note. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the Note shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of Borrower.

6. Binding Effect; Entire Agreement. This First Amendment shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors and assigns. This First Amendment reflects the entire understanding of the parties with respect to the subject matter hereof and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
7. No Further Amendment. This First Amendment reflects the entire understanding of the parties with respect to the subject matter hereof and any further amendment or modification to the Credit Agreement shall be in writing and signed by each of the parties hereto.
8. Governing Law. This First Amendment shall be governed by, and construed in accordance with the laws of the State of Georgia.
9. Counterparts. This First Amendment may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.
[signatures appear on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FIRSTMERIT CORPORATION
By	/s/ Terrence E. Bichsel
	Name:	Terrence E. Bichsel
	Title:	EVP & CFO

SUNTRUST BANK
By	/s/ K. Scott Bazemore
K. Scott Bazemore
Vice President

FIRST AMENDMENT
DECEMBER 2008